UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_____________________________

FORM 8-K

_____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2016

SEVCON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-9789	04-2985631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Northboro Road Southborough, MA	01772
(Address of principal executive offices)	(zip code)

(508) 281-5510 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 2, 2016, Sevcon, Inc. (the “Company”) held its annual meeting of stockholders. Four proposals were before the meeting: (1) election of two members of the Company’s Board of Directors to serve until the 2017 annual meeting; (2) approval of an amendment of the Company’s 1986 Equity Incentive Plan to increase the number of shares issuable thereunder by 250,000; (3) ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016; and (4) approval of the fiscal 2015 compensation of the Company’s executive officers.

The votes with respect to the proposals are set forth below.

(1) Election of Directors:

Name of Nominee	For	Withheld	Broker Non-Votes
Walter M. Schenker	2,624,507	243,942	522,396
Marvin G. Schorr	1,025,894	475,670	522,396
Alexander J. Garden	158,826	935,880	916,848
Matthew Goldfarb	1,466,079	993,327	919,033

Messrs. Schenker and Goldfarb were elected.

(2) Approval of amendment of the Company’s 1986 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
1,531,435	1,179,547	157,467	522,396

(3) Ratification of the appointment of RSM US LLP:

For	Against	Abstain	Broker Non-Votes
3,145,476	3,324	242,045	522,396

(4) Approval of the fiscal 2015 compensation of the Company’s executive officers:

For	Against	Abstain	Broker Non-Votes
2,699,896	15,917	152,636	522,396

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVCON, INC.

Dated: February 5, 2016	By:	/s/ Raymond J. Thibault Jr.
Raymond J. Thibault Jr.
Assistant Treasurer